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Joint Filer Information

Other Joint Filers:	Elliott International Capital Advisors Inc. (“EICA”)
Addresses:	The address of EICA is c/o Elliott Management Corporation 40 West 57th Street, 30th Floor, New York, New York 10019.
Signatures:

Dated:  May 21, 2014                                                          ELLIOTT INTERNATIONAL CAPITAL ADVISORS INC.

                                                                                                          By: /s/ Elliot Greenberg
                                                                                                                   Elliot Greenberg, Vice President